Exhibit 99.(h)(15)

Dated as of:

May 24, 2013

Schedule A

to the

Transfer Agency Agreement

between

The Boston Trust & Walden Funds

and

Boston Trust & Investment Management Company

Name of Fund

Boston Trust Asset Management Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust SMID Cap Fund

Boston Trust Small Cap Fund

Walden Asset Management Fund

Walden Equity Fund

Walden Midcap Fund

Walden SMID Cap Innovations Fund

Walden Small Cap Innovations Fund

Walden International Equity Fund

THE BOSTON TRUST & WALDEN FUNDS (f/k/a The Coventry Group)		BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY (F/K/A/ United States Trust Company of Boston)

By:		By:

Name:		Name:

Title:	President	Title:	Managing Director